UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 28, 2020

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices)
(Zip Code)
 (441) 278-4580
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2020, the board of directors (the “Board”) of James River Group Holdings, Ltd. (the “Company”) appointed Frank D’Orazio as Chief Executive Officer of the Company to succeed J. Adam Abram, effective November 2, 2020 (the “Effective Date”). Mr. Abram, who retired as Chief Executive Officer of the Company on November 1, 2020, continues to serve as Non-Executive Chairman of the Board. Mr. D’Orazio was also appointed to the Board as a Class III Director, and will serve on the Investment Committee of the Board. Additionally, Robert P. Myron resigned as a director effective November 2, 2020.

Appointment of Mr. D’Orazio as Chief Executive Officer

Mr. D’Orazio, age 52, formerly served as Corporate Chief Operating Officer and Chief of Staff of Allied World Assurance Company Holding Ltd. (“Allied World”), a global provider of property, casualty and specialty insurance and reinsurance, from March 2019 through January 2020. Prior to that, Mr. D’Orazio served as President, Underwriting and Global Risk of Allied World from December 2014 through February 2019. From September 2009 to December 2014, Mr. D’Orazio served as the President — Bermuda and International Insurance of Allied World Ltd. From June 2003, when Mr. D’Orazio joined Allied World, through September 2009, Mr. D’Orazio held leadership roles with increasing responsibility in the company’s general casualty business and in underwriting. Before joining Allied World, Mr. D’Orazio worked for the retail insurance market arm of Munich-American Re-Insurance from August 1994 to May 2003, where he held a succession of underwriting and management positions. Prior to that Mr. D’Orazio held various underwriting positions in the excess casualty division of the Chubb Group of Insurance Companies from June 1990 to July 1994.

There are no arrangements or understandings between Mr. D’Orazio and any other person pursuant to which he was appointed as Chief Executive Officer and a director of the Company. Mr. D’Orazio is not a party to any current or proposed transaction with the Company requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. D’Orazio’s appointment as Chief Executive Officer, the Company and its wholly-owned subsidiary, James River Group, Inc. (“JRGI”), entered into an employment agreement with Mr. D’Orazio. The employment agreement provides for an initial three-year term of employment, with automatic renewals after the initial term for additional 18-month periods, unless one of the parties gives notice to the other of non-renewal not less than 180 days prior to the end of a term. It also provides for Mr. D’Orazio to receive an initial annual base salary of $850,000 per year and for him to be eligible to receive an annual discretionary cash bonus with a target amount equal to his annual base salary. For 2020, the employment agreement provides that Mr. D’Orazio will receive a $200,000 bonus to be paid by the Company on or before March 15, 2021. The employment agreement also provides that Mr. D’Orazio is entitled to participate in the Company’s long-term incentive plan and will have a target fair market value for equity awards each year he is employed with a value equal to his base salary. The employment agreement provides for Mr. D’Orazio to receive an initial award of restricted stock units (“RSUs”) with a value equal to $3 million, which award was granted on the Effective Date. Mr. D’Orazio’s RSU award vests annually in three equal installments over a three year period from the Effective Date.

Pursuant to the terms of Mr. D’Orazio’s employment agreement, in the event that his employment is terminated without cause by the Company, by him for good reason (with the terms “cause” and “good reason” defined in the employment agreement), or if the Company serves notice to Mr. D’Orazio that it is not renewing the term of his employment at the end of the initial or any subsequent term, then Mr. D’Orazio will be entitled to receive, subject to execution and delivery by Mr. D’Orazio to the Company of a general release, (i) a gross amount per month equal to (x) Mr. D’Orazio’s base salary in effect on the date of termination of his employment, divided by (y) 12, subject to any applicable deductions and withholdings, for a period of 18 months after the termination date, to be paid in periodic installments in accordance with the Company’s normal payroll practices, (ii) any unpaid portion of a discretionary bonus awarded to Mr. D’Orazio for the year prior to the year in which the termination date occurs, which would be paid in a lump sum on the date the Company normally makes bonus payments, (iii) his target bonus for the year in which his employment was terminated, pro-rated based upon the period of the year he served as Chief Executive Officer prior to the termination date, and (iv) continuation of coverage under all employee benefit insurance plans in which he participated on the date of termination of his employment for a period of 18 months after the termination date; provided, however, that if Mr. D’Orazio violates any of the confidentiality, non-compete and non-solicitation restrictions set forth in his employment agreement during the 18 month period following the termination of his employment, then the payment of the benefits set forth above shall cease, and Mr. D’Orazio will be obligated to promptly return any amount previously paid in respect of such items.

The foregoing description of the terms and conditions of the employment agreement with Mr. D’Orazio does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Mr. Abram Resignation as Chief Executive Officer

On October 28, 2020, J. Adam Abram, Chief Executive Officer and Chairman of the Board of Directors, resigned as Chief Executive Officer effective November 1, 2020. Mr. Abram will continue to serve as Non-Executive Chairman of the Board. Mr. Abram will be paid $18,750 per month for his service as Non-Executive Chairman of the Board. Mr. Abram was previously compensated for service as Chairman of the Board as part of the compensation he was paid under his employment agreement.

Additionally, Mr. Abram was awarded a bonus of $708,333, representing a pro-rated portion of his target bonus for 2020 (the “2020 bonus”), which pro-ration is based upon the number of months in the year he served as Chief Executive Officer of the Company.

On November 2, 2020, Mr. Abram, the Company and JRGI entered into a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement provides for Mr. Abram to provide transition services (“Transition Services”) to the Company to assist in the transition of chief executive officer roles. Mr. Abram will provide the Transition Services commencing on the Effective Day and continuing until the Company’s annual general meeting of shareholders to be held in 2021. Mr. Abram will receive a payment of $500,000 (the “Transition Services Compensation”) as compensation for providing the Transition Services. Payment to Mr. Abram of the Transition Services Compensation, along with the 2020 Bonus, are to be made within ten days following the expiration of the seven day revocation period applicable to the Separation Agreement. The Separation Agreement also provides for, among other things, mutual releases among the Company and JRGI on the one hand, and Mr. Abram on the other; provided, however, that, among other things, the non-competition and non-solicitation provisions of Mr. Abram’s employment agreement are unaffected. The Separation Agreement will not become effective until the seven-day revocation period has expired.

The foregoing description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Resignation of Mr. Myron as a Director

On October 28, 2020, Mr. Myron resigned as a director of the Company, with effect from November 2, 2020. Mr. Myron’s resignation was to reduce the number of management directors serving on the Board, and was not the result of a disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices. Mr. Myron will continue to serve as the Company’s President and Chief Operating Officer.

Chief Financial Officer Equity Award

On October 28, 2020, Sarah Doran, the Company’s Chief Financial Officer, received an award of 12,421 RSUs. The RSU award vests annually in three equal installments over a three-year period from the date of grant.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits
The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement, dated as of October 28, 2020, by and among Frank N. D’Orazio, the Company and James River Group, Inc
10.2	Separation and Release Agreement, dated as of November 2, 2020, by and among J. Adam Abram, the Company and James River Group, Inc.*
*Pursuant to Item 601(a)(5) of Regulation S-K, a schedule has been omitted. A copy of the omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: November 2, 2020	By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer